EXHIBIT 99.1

Pennichuck Corporation Names New CFO

MERRIMACK, N.H., June 20, 2008 (PRIME NEWSWIRE) -- Pennichuck Corporation (Nasdaq:PNNW) today announced that Thomas C. Leonard has been named Senior Vice President -- Finance, Treasurer and Chief Financial Officer. He is replacing William D. Patterson who recently announced his resignation in order to return to his independent corporate finance advisory and consulting practice. Mr. Leonard will join Pennichuck on or about July 7.

Mr. Leonard brings to Pennichuck more than 30 years of business experience, including 26 years in public accounting with Arthur Andersen LLP where he rose to the level of partner in charge of the audit division of the firm's Boston office. He was an audit partner at Arthur Andersen from 1987 to 2002. During his years at Arthur Andersen, Mr. Leonard served on audit engagements for a broad range of publicly traded companies and gained experience with a number of electric, gas and water utilities. His utility experience included serving as audit engagement partner on the Pennichuck engagement for a number of years. Mr. Leonard comes to Pennichuck from CRA International, an economic consulting firm headquartered in Boston, where he was a Vice President providing consulting services to the firm's clients across a range of complex accounting and financial reporting issues. During his professional career, Mr. Leonard has also provided expert testimony on various utility regulatory matters.

Commenting on Mr. Leonard's hiring, Duane C. Montopoli, Pennichuck's President and Chief Executive Officer, said, "We are extremely pleased to have attracted to Pennichuck someone of Tom's outstanding background in public accounting and experience with publicly traded companies and regulated utilities. We are confident he will make a tremendous contribution to our business in the years ahead."

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation's common stock trades on the Nasdaq Global Market under the symbol "PNNW." The Company's website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing and results of eminent domain proceedings before the New Hampshire Public Utilities Commission; the possible impact thereof on business operations and net assets; legislation and/or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements.

CONTACT:  Pennichuck Corporation
          Duane C. Montopoli, President and Chief Executive Officer
          603-913-2300
          Fax: 603-913-2305